Exhibit 99.1

Fresh Choice Reports a Loss for the Third Quarter and First 36 Weeks

    MORGAN HILL, Calif.--(BUSINESS WIRE)--Oct. 2, 2003--Fresh Choice, Inc. (Nasdaq:SALD) today reported a net loss of $251,000 or $0.04 per share, for the third quarter of 2003, which included a non-cash asset impairment charge of $730,000. This compared to net income of $646,000 or $0.09 per diluted share, for the third quarter of 2002.
    Year-to-date (the first 36 weeks of 2003), the Company reported a net loss of $1,023,000 or $0.17 per share, including the non-cash asset impairment charge of $730,000. This compared to net income of $1,233,000 or $0.17 per diluted share, for the first 36 weeks of 2002.
    Sales for the third quarter of 2003 were $19.5 million, up $1.0 million, or 5.3%, compared with sales of $18.5 million in the same period last year. Sales, year-to-date, were $56.1 million, up $3.1 million or 5.7%, compared with sales of $53.0 million in 2002.
    The sales increase for the third quarter and first 36 weeks of 2003 versus the prior year is the result of an increase in the number of restaurants offset by comparable-store sales declines of 0.3% for the third quarter and 1.5% year-to-date. Comparable-store guest counts decreased 3.2% in the third quarter and 3.7% year-to-date.
    The Company had an average of 56.0 and 55.5 restaurants included in sales in the third quarter and first 36 weeks of 2003, respectively, versus 50.7 and 50.4 in the respective comparable prior year periods.
    The comparable-store average check was $7.81 in the third quarter, an increase of 3.0% versus the prior year, and $7.75 year-to-date, an increase of 2.4% versus the first 36 weeks of 2002, reflecting price increases and coupon offers at a lower discount.
    The asset impairment charge of $730,000 is a non-cash charge for the write-down of assets to fair value for one of the Company's restaurants whose expected future cash flows are less than the recorded value of the assets on the books. The Company does not have any current plans to close this restaurant.
    Everett (Jeff) Jefferson, president and chief executive officer, said, "The financial results for the third quarter and first 36 weeks were disappointing. The economy remained weak in our core markets as employment continued to decline, and we are uncertain when an economic recovery is going to begin in these markets. In addition, the Company's earnings were impacted by increases in workers' compensation and gas and electric costs and the continued weak sales of five of the new Fresh Choice restaurants."
    "We believe that a major reason for the lower sales is the lack of penetration and name recognition in the greater Los Angeles market where the Company has only six restaurants, including five of the new restaurants. We are putting marketing programs in place which we believe will increase sales in these restaurants over time," continued Mr. Jefferson.
    "We continue to focus on providing an exceptional dining experience to every guest and we are encouraged by the recent improving sales trends. The Company's comparable-store sales were down versus the prior year 0.3% in the third quarter after declines of 2.6% and 1.6% in the first and second quarters of 2003, respectively. Comparable-store sales versus the prior year have continued to improve since quarter end and are up 1.5% versus the prior year for the first three weeks of the fourth quarter," said Mr. Jefferson.
    The Company has opened three new Fresh Choice restaurants in the first 36 weeks of 2003 with no new Fresh Choice restaurants opening in the third quarter. The Company plans to open one additional Fresh Choice restaurant in its core San Jose market in the fourth quarter. The Company has no other expansion plans at this time.
    Fresh Choice, Inc. operates 52 restaurants under the Fresh Choice and Zoopa brand names in California (42), the state of Washington (4) and Texas (6). The Company's Fresh Choice and Zoopa restaurants offer customers an extensive selection of high quality, freshly-prepared traditional and specialty salads, hot pasta dishes, pizza, soups, bakery goods and desserts in a self-service format. In addition, the Company operates one Fresh Choice Express restaurant, two dual branded Fresh Choice Express and licensed Starbucks retail stores and one stand-alone licensed Starbucks retail store in Texas.

    Important Note:

    The above statements about Fresh Choice's future plans are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. They use such words as "may," "will," "expect," "believe," "plan" and other similar terminology. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. These forward-looking statements involve a number of risks and uncertainties.
    Among these risks and uncertainties are; the ability of the Company to return to positive comparable-store sales and improve new restaurant sales; achieving profitability; the effect of general economic and weather conditions; the ability of the Company to obtain additional financing on favorable terms; the ability of the Company to implement future growth plans, including the ability to locate acceptable sites for new stores and enter into leases for such stores under acceptable terms; the ability of the Company to renew leases for existing restaurants on favorable terms, or at all, as they expire; customer receptiveness to new menu items; competitive pressures in the food-service marketplace; the changing tastes of consumers; and the ability to secure and retain services of experienced personnel. Additional risks and uncertainties may be included in Fresh Choice's most recent annual report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.
    The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Third Quarter Investor Conference Call

    Fresh Choice will host an investor conference call related to the above news today, Thursday, October 2, 2003 at 11:00 a.m. PDT (2:00 p.m. EDT). President and chief executive officer Everett (Jeff) Jefferson and chief financial officer David E. Pertl will review the Company's financials and operations for the 3rd quarter. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.freshchoice.com and www.companyboardroom.com. For those who are unavailable to listen to the live broadcast, the call will be available beginning approximately one hour after the event and archived on the web site. In addition, a playback of the call will also be available through 12:00 midnight, Pacific Time on Sunday, October 5, 2003 by calling 1-800-642-1687. The reservation number is 2856453.



                          FRESH CHOICE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
   (In thousands except per share amounts and number of restaurants)
                              (Unaudited)

                                           Twelve Weeks Ended
                                  ------------------------------------
                                  September 7, 2003  September 8, 2002
                                  ------------------ -----------------

NET SALES                          $19,496   100.0 %  $18,507  100.0 %
                                  ---------  -------  -------- -------

COSTS AND EXPENSES:
 Cost of sales                       4,327    22.2 %    4,126   22.3 %
 Restaurant operating expenses:
  Labor                              6,370    32.7 %    5,807   31.4 %
  Occupancy and other                6,202    31.8 %    5,511   29.8 %
 General and administrative
  expenses                           1,195     6.1 %    1,339    7.2 %
 Depreciation and amortization         820     4.2 %      748    4.0 %
 Asset impairment expenses             730     3.8 %        -      - %
 Restaurant opening costs                -       - %      162    0.9 %
                                  ---------  -------  -------- -------

 Total costs and expenses           19,644   100.8 %   17,693   95.6 %
                                  ---------  -------  -------- -------

OPERATING INCOME (LOSS)               (148)   (0.8)%      814    4.4 %

Interest income                          1       - %       16    0.1 %
Interest expense                      (104)   (0.5)%      (61)  (0.4)%
                                  ---------  -------  -------- -------

Interest expense - net                (103)   (0.5)%      (45)  (0.3)%
                                  ---------  -------  -------- -------

INCOME (LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                (251)   (1.3)%      769    4.1 %

Provision for (benefit from)
 income taxes                            -       - %       81    0.4 %
                                  ---------  -------  -------- -------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS                           (251)   (1.3)%      688    3.7 %

LOSS FROM DISCONTINUED OPERATIONS        -       - %      (42)  (0.2)%
                                  ---------  -------  -------- -------

NET INCOME (LOSS)                  $  (251)   (1.3)%  $   646    3.5 %
                                  =========  =======  ======== =======

Basic net income (loss) per common share:

 Basic income (loss) from
  continuing operations            $ (0.04)           $  0.12
 Basic income (loss) from
  discontinued operations                -              (0.01)
                                  ---------           --------

Basic net income (loss) per common
 share:                            $ (0.04)           $  0.11
                                  =========           ========

Shares used in computing basic per
 share amounts                       5,991              5,939
                                  =========           ========

Diluted net income (loss) per common share:

 Diluted income (loss) from
  continuing operations            $ (0.04)           $  0.10
 Diluted income (loss) from
  discontinued operations                -              (0.01)
                                  ---------           --------

Diluted net income (loss) per
 common share                      $ (0.04)           $  0.09
                                  =========           ========

Shares used in computing diluted
 per share amounts                   5,991              7,173
                                  =========           ========

Number of restaurants:
 Open at beginning of period            56                 51
 Open at end of period                  56                 53



                                         Thirty-Six Weeks Ended
                                   -----------------------------------
                                   September 7, 2003 September 8, 2002
                                   ----------------- -----------------

NET SALES                           $56,059  100.0 %  $53,023  100.0 %
                                   --------- -------  -------- -------

COSTS AND EXPENSES:
 Cost of sales                       12,727   22.7 %   11,797   22.2 %
 Restaurant operating expenses:
  Labor                              18,878   33.7 %   17,069   32.2 %
  Occupancy and other                17,923   32.0 %   15,999   30.2 %
  General and administrative
   expenses                           3,865    6.9 %    4,050    7.6 %
  Depreciation and amortization       2,438    4.3 %    2,266    4.3 %
  Asset impairment expenses             730    1.3 %        -      - %
  Restaurant opening costs              236    0.4 %      249    0.5 %
                                   --------- -------  -------- -------

 Total costs and expenses            56,797  101.3 %   51,430   97.0 %
                                   --------- -------  -------- -------

OPERATING INCOME (LOSS)                (738)  (1.3)%    1,593    3.0 %

Interest income                           3      - %       41      - %
Interest expense                       (288)  (0.5)%     (179)  (0.3)%
                                   --------- -------  -------- -------

Interest expense - net                 (285)  (0.5)%     (138)  (0.3)%
                                   --------- -------  -------- -------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES      (1,023)  (1.8)%    1,455    2.7 %

Provision for (benefit from)
 income taxes                             -      - %       89    0.1 %
                                   --------- -------  -------- -------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS                          (1,023)  (1.8)%    1,366    2.6 %

LOSS FROM DISCONTINUED OPERATIONS         -      - %     (133)  (0.3)%
                                   --------- -------  -------- -------

NET INCOME (LOSS)                   $(1,023)  (1.8)%  $ 1,233    2.3 %
                                   ========= =======  ======== =======

Basic net income (loss) per common share:

 Basic income (loss) from
  continuing operations             $ (0.17)          $  0.23
 Basic income (loss) from
  discontinued operations                 -             (0.02)
                                    --------          --------

Basic net income (loss) per common
 share:                             $ (0.17)          $  0.21
                                    ========          ========

Shares used in computing basic per
 share amounts                        5,974             5,922
                                    ========          ========

Diluted net income (loss) per common share:

 Diluted income (loss) from
  continuing operations             $ (0.17)          $  0.19
 Diluted income (loss) from
  discontinued operations                 -             (0.02)
                                    --------          --------

Diluted net income (loss) per
 common share                       $ (0.17)          $  0.17
                                    ========          ========

Shares used in computing diluted
 per share amounts                    5,974             7,174
                                    ========          ========

Number of restaurants:
 Open at beginning of period             53                51
 Open at end of period                   56                53



                          FRESH CHOICE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
          (In thousands, except per share and share amounts)
                              (Unaudited)

                                          September 7, December 29,
                                               2003       2002
                                             --------   --------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                  $  2,013   $  2,994
  Receivables                                     143        165
  Inventories                                     502        467
  Prepaid expenses and other current assets       764        359
                                             --------   --------
  Total current assets                          3,422      3,985

PROPERTY AND EQUIPMENT, net                    30,519     31,475

DEPOSITS AND OTHER ASSETS                         796        869
                                             --------   --------
TOTAL ASSETS                                 $ 34,737   $ 36,329
                                             ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                           $  1,922   $  2,825
  Other accrued expenses                        2,481      2,331
  Accrued salaries and wages                    1,591      1,582
  Sales tax payable                               759        614
  Current portion of long-term obligations        919        737
                                             --------   --------
  Total current liabilities                     7,672      8,089

CAPITAL LEASE OBLIGATIONS                       2,310      2,132

LONG-TERM DEBT                                  1,939      2,047

OTHER LONG-TERM LIABILITIES                     2,159      2,429
                                             --------   --------
  Total liabilities                            14,080     14,697
                                             --------   --------

STOCKHOLDERS' EQUITY:
  Convertible preferred stock, $.001 par value;
    3.5 million shares authorized; shares
    outstanding:  2003 and 2002 - 1,187,906;
    liquidation preference; 2003-$8,621; 2002-
    $8,161                                      5,175      5,175
  Common stock - $.001 par value;
    15 million shares authorized; shares
    outstanding: 2003 - 5,992,356; 2002 -
    5,964,068                                  42,678     42,630
  Accumulated deficit                         (27,196)   (26,173)
                                             --------   --------
  Total stockholders' equity                   20,657     21,632
                                             --------   --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 34,737   $ 36,329
                                             ========   ========

The December 29, 2002 amounts are derived from the Company's audited financial statements.

    CONTACT: Fresh Choice, Inc.
             David E. Pertl, 408-776-0799